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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated 8 October 1999, (2 December 1999 as to note 5 and 17 December 1999 as to notes 29, 30, 31 and 32) on the combined balance sheets of Racal Telecommunications Limited, Racal Telecommunications Networks Limited, Racal Internet Services Limited and Racal Telecommunications Inc. (collectively "Racal Telecom") as of 31 March 1999 and 1998 and the combined profit and loss accounts and combined cash flow statements for each of the years in the three year period ended 31 March 1999, appearing in the current report on Form 8-K of Global Crossing Ltd. and to the references to our firm under the headings "Experts" and "Racal Telecom selected historical financial information" in this Registration Statement.


                                               Yours faithfully

                                               /s/ Deloitte & Touche
                                               -------------------------------
                                                   Deloitte & Touche
London, England

March 15, 2000